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                                                                   EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Penederm Incorporated ("Penederm") for the registration of 1,225,000 shares of its Common Stock to be filed on February 27, 1998 and to the incorporation by reference therein of our report dated January 27, 1998 with respect to the consolidated financial statements of Penederm included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ---------------------------

Palo Alto, California
February 26, 1998